UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

Zenergy Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55771	20-8881686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Granite Parkway, Suite #200, Plano, Texas 75024

(Address of principal executive offices)

469-228-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.03. Bankruptcy or Receivership.

On October 24, 2019, Zenergy Brands, Inc. and its subsidiaries (the “Company”, “we” and “us”) filed a voluntary petition (the “Chapter 11 Case”) under Chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Texas (the “Court”). The Chapter 11 Case is being administered under the caption In re Zenergy Brands Inc. (Case No. 19-42886).

To ensure ordinary operations, the Company is seeking approval from the Court for a variety of motions, including authority to maintain bank accounts and other customary relief. The Company is also seeking authorization to enter into debtor-in-possession financing from TCA Special Situations Credit Strategies ICAV to provide it with the necessary working capital to continue its operations and move towards a successful plan of reorganization. The Company intends to promptly seek the necessary relief from the Court in order to allow it to continue to conduct business with minimal interruption and impact on its operations, customers and employees. The Company filed the Chapter 11 Case, in part, to resolve all of its outstanding liabilities, seek further financing or sell its assets, and resolve all issues resulting from the Company’s outstanding obligations owed to TCA Global Credit Master Fund, LP (“TCA”).

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Case may constitute an event of default, and in some cases, may cause the automatic and immediate acceleration of all debt outstanding, under or in respect of, a number of instruments and agreements relating to direct financial obligations of the Company, including, the Company’s convertible promissory notes and other obligations owed to TCA, and the other outstanding convertible and non-convertible promissory notes and notes payable of the Company.

Item 7.01. Regulation FD Disclosure.

Additional information on the Chapter 11 Case, including access to documents filed with the Court and other general information about the Chapter 11 Case, is available at the website of the Company’s claim agent, at http://cases.stretto.com/zenergybrands. Such information is not incorporated by reference into this report.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01. Other Events.

The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for shares of the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders in the reorganization. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zenergy Brands, Inc.

By:	/s/ Joshua Campbell
Name:	Joshua Campbell
Title:	Chief Executive Officer

Date: November 4, 2019